Exhibit 99.2

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY (PRINTED ON PINK PAPER) IS FOR USE IN ACCEPTING THE OFFER BY GOLD ROYALTY CORP. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF ELEMENTAL ROYALTIES CORP., TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF ELEMENTAL ROYALTIES CORP. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

NOTICE OF GUARANTEED DELIVERY

for the deposit of Common Shares (together with associated rights issued under the shareholder rights plan) of

ELEMENTAL ROYALTIES CORP.

pursuant to the Offer dated January 11, 2022 made by

GOLD ROYALTY CORP.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON APRIL 27, 2022 (THE “EXPIRY TIME”), UNLESS THE OFFER IS ABRIDGED, EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR CERTIFICATE(S) REPRESENTING ELEMENTAL SHARES ARE NOT IMMEDIATELY AVAILABLE

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR

3.	YOUR CERTIFICATE(S) REPRESENTING ELEMENTAL SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (the “Elemental Shares”) of Elemental Royalties Corp. (“Elemental”), together with the associated rights (the “SRP Rights”) issued under the shareholder rights plan of Elemental (the “Shareholder Rights Plan”), including any Elemental Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, exchange or conversion of securities of Elemental into Elemental Shares (other than pursuant to the SRP Rights) deposited under the offer (the “Offer”) made by Gold Royalty Corp. (“Gold Royalty” or the “Offeror”) pursuant to the offer to purchase dated January 11, 2022 (the “Offer to Purchase”), if: (a) Certificate(s) (“Certificate” means, as the context requires, any physical share certificate, or rights certificate of Elemental, or a direct registration system advice commonly referred to as a DRS Advice, or a similar document evidencing the electronic registration of ownership of Elemental Shares or SRP Rights) representing such Elemental Shares to be deposited is (are) not immediately available, (b) the holder of Elemental Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer of such Elemental Shares through DTC on a timely basis, or (c) the Certificate(s) and all other required documents cannot be delivered to Laurel Hill Advisory Group (the “Depositary”), at or prior to the Expiry Time. Pursuant to the Offer, the Offeror has offered to purchase, on the terms and subject to the conditions set forth in the Offer to Purchase, all of the issued and outstanding Elemental Shares, which includes Elemental Shares that may become issued and outstanding after the date of the Offer to Purchase but before the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Elemental Shares (“Convertible Securities”).

This Notice of Guaranteed Delivery, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by the Depositary at its office specified on the back page of this Notice of Guaranteed Delivery, at or prior to the Expiry Time. Alternatively, non-registered Shareholders through their respective CDS participants, who utilize CDS’ book-entry transfers (see Procedures for Book-Entry Transfer in the Offer to Purchase and Circular), may also have the option of tendering the Notice of Guaranteed Delivery through CDSX Online LOG option (the “LOG option”). Participants tendering through the LOG option in CDS are deemed to have completed the Notice of Guaranteed Delivery and such instructions are considered valid within the terms of the Offer. There is no need to complete this physical Notice of Guaranteed Delivery (printed on PINK) paper for such notices.

The terms and conditions contained in the Offer to Purchase are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein which are defined in the Offer to Purchase and the related take-over bid circular (the “Circular”) accompanying the Offer to Purchase (collectively, the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular. The Offer to Purchase and Circular contains important information and Shareholders are urged to read the Offer to Purchase and Circular in its entirety. The Offer to Purchase and Circular is being filed with the securities regulatory authorities in Canada and should be made available by such authorities through the internet at www.sedar.com and is being furnished to the Securities and Exchange Commission and will be available through the internet at www.sec.gov.

Under the Offer, each Shareholder is entitled to receive 0.27 of a common share, without par value, in the capital of Gold Royalty (each whole common share, a “Gold Royalty Share”) in respect of each Elemental Share (the “Offer Consideration”).

No Certificates representing fractional Gold Royalty Shares shall be issued under the Offer. Where the aggregate number of Gold Royalty Shares to be issued to a Shareholder would result in a fraction of a Gold Royalty Share being issuable, the number of Gold Royalty Shares to be received by such Shareholder will be rounded down to the nearest whole number.

Laurel Hill Advisory Group, as Information Agent and Depositary (the “Information Agent and Depositary”) (whose address and telephone numbers are located on the back page of this Letter of Transmittal), or your broker or other financial advisor can assist you in completing this Letter of Transmittal. Shareholders whose Elemental Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Elemental Shares, together with the associated SRP Rights, under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Elemental Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Security and subject to applicable Laws, exercise, exchange or convert the Convertible Securities in order to acquire Elemental Shares and then deposit those Elemental Shares on a timely basis in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received Certificates or a DRS Advice representing the Elemental Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to in Section 3 of the Offer to Purchase, “Manner of Acceptance - Procedure for Guaranteed Delivery”.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY OFFER CONSIDERATION WILL BE MADE PRIOR TO THE EXPIRY TIME.

YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, if a Shareholder wishes to accept the Offer and deposit Elemental Shares under the Offer and (i) the Certificate(s) representing such Elemental Shares is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer through DTC of such Elemental Shares on a timely basis, or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, those Elemental Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)	this properly completed and duly executed Notice of Guaranteed Delivery including the guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at its office as specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)	the Certificate(s) representing all Deposited Shares (as defined below), in proper form for transfer, and, if the Separation Time has occurred prior to the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, including book-entry transfers in fulfillment of notices of tenders through the LOG option, a Book-Entry Confirmation with respect to such Deposited Shares, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the Expiry Time. The LOG options are fulfilled ONLY by book-entry transfers through CDS, which are considered valid if received by the Depositary in its CDS account established for the Offer at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the Expiry Time; and

(d)	in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the date, if any, that Rights Certificates are distributed to Shareholders.

This Notice of Guaranteed Delivery must be delivered by courier or transmitted by e-mail, facsimile or mailed to the Depositary at its office specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in Canada or the United States.

The term “Deposited Shares” refers to the Elemental Shares, including SRP Rights, if any, identified in Box 1, below, as being deposited under the Offer and all other rights and benefits arising from such Elemental Shares including, without limitation, any and all Distributions, and the term “Distributions” refers to any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests for which such Deposited Shares may be exercised, exchanged or converted.

The undersigned understands and acknowledges that payment for the Elemental Shares deposited and taken up by the Offeror pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) Certificate(s) or DRS Advice(s) representing such Elemental Shares and, if applicable, the Rights Certificates (or in the case of a book-entry transfer to the Depositary, a Broker Entry Confirmation for the Elemental Shares); (b) a Letter of Transmittal, properly completed and duly executed covering the Elemental Shares with any signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, or in the case of Elemental Shares deposited by book-entry transfer, a Book-Entry Confirmation; and (c) all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX-V after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Elemental Shares on the purchase price of Elemental Shares purchased by the Offeror, regardless of any delay in making such payments and that the consideration for the Elemental Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Elemental Shares delivered to the Depositary prior to the Expiry Time, even if the Certificate(s) or DRS Advice(s) representing all of the Deposited Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Elemental Shares, is not made until after the take up and payment for such Elemental Shares under the Offer.

The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase and Circular, the deposit of Elemental Shares pursuant to the Offer and this Notice of Guaranteed Delivery is irrevocable.

Questions or requests for assistance in accepting the Offer, completing this Notice of Guaranteed Delivery and depositing the Elemental Shares with the Depositary may be directed to the Information Agent and Depositary whose contact details are provided on the back page of this Notice of Guaranteed Delivery. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other intermediaries for assistance concerning the Offer.

TO:	Gold Royalty Corp.

AND TO:	Laurel Hill Advisory Group, as Depositary

By Mail PO Box 370, STN Adelaide Toronto, Ontario M5C 2J5 Canada	By Registered Mail or Courier 70 University Avenue, Suite 1440 Toronto, Ontario, M5J 2M4 Canada
By Facsimile Transmission 1-416-646-2415	By E-mail elemental-offer@laurelhill.com

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY COURIER, TRANSMITTED BY FACSIMILE, E-MAIL OR MAILED TO THE DEPOSITARY AT THE ADDRESS SPECIFIED ABOVE IN THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS, TRANSMISSION VIA FACSIMILE OR EMAIL TO A FACSMILIE NUMBER OR AN E-MAIL ADDRESS OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE VALID DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) REPRESENTING THE ELEMENTAL SHARES (AND, IF APPLICABLE, THE RIGHTS CERTIFICATE(S)) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATE(S) REPRESENTING ELEMENTAL SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) REPRESENTING ELEMENTAL SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DEPOSITS OF ELEMENTAL SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS IN ANY JURISDICTION OUTSIDE OF CANADA IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

The undersigned hereby deposits with the Offeror, upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer to Purchase and Circular and in the Letter of Transmittal, receipt of which is hereby acknowledged, the Elemental Shares and SRP Rights, as applicable, listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

Box 1
DESCRIPTION OF ELEMENTAL SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate or Holder Identification Number(s) (if available)	Name(s) in which Elemental Shares are Registered (please print and fill in exactly as name(s) appear(s) on Certificate(s) or DRS Advice)	Total Number of Elemental Shares Represented by Certificate(s) or DRS Advice*	Number of Elemental Shares Deposited*

TOTAL:

SRP RIGHTS** (To be completed if necessary.)
Certificate or Holder Identification Number(s), (if available)	Name(s) in which Elemental Shares are Registered (please fill in exactly as name(s) appear(s) on DRS Advices or Certificate(s))	Total Number of SRP Rights Represented by DRS Advice or Certificate(s)*	Number of Deposited SRP Rights*

TOTAL:

* Unless otherwise indicated, the total number of Elemental Shares and SRP Rights evidenced by all Certificates delivered will be deemed to have been deposited.

** The following procedures must be followed in order to effect the valid delivery of Rights Certificates: If the Separation Time does not occur prior to the Expiry Time, a deposit of Elemental Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Elemental to the Shareholders prior to the time that the undersigned’s Elemental Shares are deposited pursuant to the Offer, in order for the Elemental Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Elemental Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. In any case, a deposit of Elemental Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in the Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Elemental Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Elemental Shares deposited by the undersigned.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

E-mail	Daytime telephone number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at its address set forth herein, of the Certificate(s) representing the Elemental Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal, properly completed and duly executed or manually executed facsimile thereof, with any required signature guarantees (or, in the case of a book-entry transfer of Elemental Shares, a Book-Entry Confirmation with respect to all Elemental Shares deposited thereby and, in the case of DTC accounts, a properly completed and executed Letter of Transmittal with any required signature guarantees or a manually executed facsimile thereof, or an Agent’s Message in lieu of a Letter of Transmittal), covering the Deposited Shares, and all other documents required by the Letter of Transmittal, (i) all at or prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX-V after the Expiry Time, or (ii) if the Separation time has occurred but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the Rights Certificates are distributed to Shareholders. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution

Name of Firm	Authorized Signature

Address of Firm	Name and Title

Postal Code / Zip Code	E-mail

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATE(S) REPRESENTING ELEMENTAL SHARES OR SRP RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATE(S) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Information Agent and Depositary for the Offer is:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By E-mail:

elemental-offer@laurelhill.com

By Facsimile:

1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail or Courier:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer to Purchase and Circular may be directed by the Shareholders to the Information Agent and Depositary as set out above.

To keep current with further developments and information about the Offer, visit www.goldroyalty.com/elemental-offer/.